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                                                                   EXHIBIT 10.29

                        SENIOR LINE OF CREDIT AGREEMENT

              THIS AGREEMENT is dated as of September 25, 1997, by and among Aries Domestic Fund, L.P. (The "Partnership"), The Aries Fund, a Cayman Islands Trust (the "Trust" and collectively with the Partnership, the "Funds") and XENOMETRIX, INC. (the "Company").

              WHEREAS, the Funds are substantial shareholders of the Company;

              WHEREAS, the Company has requested that the Funds provide a line of credit to the Company;

              WHEREAS, the Funds have agreed to provide a line of credit on the terms and conditions hereinafter set forth;

              WHEREAS, the Company is preparing to commence a private placement of the Company?s securities (the "Private Placement").

              NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

              1.     The Line of Credit.   The Funds hereby agree to establish
a line of credit of up to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Line of Credit") to fund the Company?s anticipated ordinary research and operating expenses from the date of this letter until the earlier of (a) March 25, 1998 and (b) the final closing (the "Final Closing Date") by the Company of a minimum of Three Million Dollars ($3,000,000) in a private placement of the Company's securities (the "Private Placement"). All loans drawn under this Line of Credit shall be provided by the Aries Domestic Fund, L.P. and The Aries Fund, a Cayman Islands Trust. The Company may draw-down upon this Line of Credit as follows:

              (a) Five Hundred Thousand dollars ($500,000) previously drawn-down by the Company on June 23, 1997;

              (b) Two Hundred Fifty Thousand dollars ($250,000) upon execution of the Line of Credit; and

              (c) One Hundred Thousand dollar ($100,000) increments thereafter.

In the event that the Company determines that it shall require additional bridge financing, it may request an additional $500,000 from the Funds under this Line of Credit and, should the Funds agree to extend such financing to the Company, the parties agree that such financing shall be on substantially the same terms and conditions as the initial $1,500,000 including, without limitation, granting to the Funds of warrants to acquire 33,333 shares of Common Stock of the Company for every $100,000 of bridge financing extended.

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              2.     Repayment.    The Company agrees to repay any loans drawn
under this Line of Credit, together with any accrued interest thereon, out of proceeds received in the Private Placement. Such loans from the Funds will be evidenced and governed by notes (the ?Note?), in the form of Exhibit A hereto (the ?Notes?) which shall be payable upon the earlier of (a) March 25, 1998 and
(b) the Final Closing Date of the Private Placement.

              3.     Consideration.

                     (a) As consideration for the Line of Credit, for each $100,000 drawn-down by the Company (including the $500,000 previously extended to the Company), the Funds shall receive warrants (the "Warrants") to purchase Thirty Three Thousand Three Hundred Thirty Three (33,333) shares of common stock of the Company (the "Common Stock") at an exercise price equal to the lesser of (a) seventy percent (70%) of the average closing bid price for the Common Stock for the twenty (20) trading days preceding the execution of this Line of Credit and (b) the price per share in the Private Placement.

                     (b) The shares of Common Stock underlying the Warrants (the "Conversion Shares") shall be included in the next registration statement filed by the Company in which these shares can legally be included (i.e. excluding registrations on Form S-4, S-8 or any other limited purpose form), such registration statement to be effective no later that 240 days from the date of this Agreement.

                     (c) If requested by an underwriter of a future securities offering conducted by the Company, and provided that the Company?s officers and directors enter into an agreement with substantially the same terms, the Funds shall enter into a "lock-up" agreement, which will provide the Funds shall not sell, transfer or otherwise dispose of any Common Stock or other securities of the Company held by the Funds for the period specified by such underwriter; provided, however, that such period shall not exceed 180 days following the effective date of the registration statement of the Company filed in connection with such underwriting.

              4.     Covenants.    The Company covenants and agrees that it
shall (i) in advance of any drawdown under this Line of Credit, provide the Funds with a detailed schedule identifying the proposed use of proceeds of such drawdown and the Company's projected budget for the month and six (6) month period following such drawdown, (ii) in advance of any drawdown after the Company's initial drawdown, provide the Funds with a schedule detailing the actual use of proceeds from any prior drawdown, (iii) provide written notice to the Funds of any material developments relating to the Company within five (5) days of becoming aware of any such developments and provide the Funds on an ongoing basis with such information as is necessary to keep them reasonably informed of the Company's business and (iv) provide the Funds with any information relating to the Company as may be requested.

              5.     Ranking of Note; Security.   Except as provided on
Schedule A attached hereto and made a part hereof, the Company acknowledges and agrees that the Line of Credit shall be senior to all other indebtedness or other obligations of the Company and shall be secured by the assets of the Company. The Company further acknowledges and agrees that none of the Company's creditors shall have any claim on the

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Line of Credit.  The Company will covenant not to create or permit the imposition of any liens on any of its assets from and after the date above.

              6.     Appointment of Directors Upon Default.     In the event of
a default on the Notes, in addition to any and all remedies set forth herein, in the Notes or at law or at equity, the Partnership and the Trust shall be entitled to appoint a majority of the members of the Board of Directors of the Company. The Directors of the Company will elect each such person selected by the Partnership and the Trust to the Board of Directors of the Company by creating a new position on the Board of Directors promptly following such person?s nomination by the Partnership and the Trust and shall nominate such person for election in connection with any stockholder vote for Directors, and the Company will use its best efforts to ensure that the stockholders of the Company agree to vote all their securities in favor of such persons? election. The Company agrees to vote all voting securities for which the Company holds proxies, granting it voting discretion, or is otherwise entitled to vote, in favor of, and to use its best efforts in all respect to cause, the election of each such individual proposed by the Partnership and the Trust. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, resignation or removal (with or without cause) of any such individual proposed and nominated by the Partnership and the Trust, pursuant to this Agreement, the Company will, and will use its best efforts to ensure that the stockholders of the Company, vote all its voting securities to elect each individual proposed by the Partnership and the Trust and approved by the Company and nominated for election by the Partnership and the Trusts to fill such vacancy and serve as a voting Director.

              7.     Amendment Option.     In the event that any investor(s)
makes an investment on terms that are more favorable to such investor(s) than those set forth herein, then the Funds shall have the option of amending this Agreement, the Notes and the Warrants to incorporate any more favorable terms, as identified by the Funds, into any of the foregoing agreements.

              8.     Indemnification.      The Company shall indemnify and hold
harmless the Funds and their respective partners, affiliates, shareholders, directors, officers, agents, advisors, representatives, employees, counsel and controlling persons within the meaning of Section 15 of the Securities Act of 1933 as amended, and the successors and assigns of any of the foregoing against any and all losses, liabilities, claims, damages and expenses whatsoever (and all actions in respect thereof), and to reimburse the Funds for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, the costs of investigating, preparing, pursuing or defending any such action or claim whether or not pending or threatened and whether or not either Fund is a party thereto), in so far as such losses, liabilities, claims, damages or expenses arise out of, relate to, are incurred in connection with or are in any way a result of (i) the transactions contemplated by this Agreement, the Private Placement or the Secured Notes and Warrants, including any modifications or future additions to such agreement or documents and related activities prior to the date hereof, (ii) any act by the Funds taken in connection with this Agreement of the Secured Notes and Warrants, (iii) a breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement, (iv) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the


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Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in connection with the sale of the Secured Notes or Warrants, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Line of Credit Agreement, the Secured Notes and Warrants or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              9. Modification. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the Paramount Capital Asset Management, Inc., the Investment Manager of The Aries Fund, a Cayman Island Trust and the General Partner of the Aries Domestic Fund, L.P., and the Company. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of such party of a provision of this Agreement.

              10.    Expenses.     In addition to, and not to be conditioned
upon, any amounts due and/or owing to the Funds by the Company pursuant to any of the provisions contained above, the Company hereby agrees to reimburse to the Funds, immediately upon demand made by the Funds all direct costs associated with entering into, and performance of, this Agreement and the funding of the Line of Credit, including any bank or legal fees or charges associated therewith; provided, however, that any payments pursuant to this paragraph shall not exceed $10,000.



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              IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.


                                        THE ARIES FUND, A CAYMAN ISLAND
                                        TRUST

                                        By: its Investment Manager, PARAMOUNT
                                            CAPITAL ASSET MANAGEMENT, INC.


                                        By:
                                           ----------------------------
                                        Name:  Lindsay A. Rosenwald, M.D.
                                        Title: President



                                        THE ARIES DOMESTIC FUND, L.P.


                                        By:  its General Partner, PARAMOUNT
                                             CAPITAL ASSET MANAGEMENT, INC..


                                        By:
                                           ----------------------------
                                        Name:  Lindsay A. Rosenwald, M.D.
                                        Title: President



                                        XENOMETRIX, INC.


                                        ----------------------------------
                                        By:
                                        Its:




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